Addendum #4 to Commitment Letter

Addendum Effective Date: June 30, 2016

WHEREAS, Cachet Financial Solutions, Inc. (“Borrower”) and Mike Hanson (“Lender”) (collectively “Parties”) entered into a Commitment Letter, effective July 30th, 2014 and as amended in previous addendums (collectively the “Agreement”); and

WHEREAS, the Parties desire to extend the date for which any outstanding interest balance due under the agreement from 6/30/16 to 1/31/17;

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties agree as follows:

1.	Section 4

Interest only payments that were due and payable on June 30, 2016, September 30, 2016 and December 31, 2016 as stated in the Addendum #3 to Commitment Letter, dated February 24, 2016 are now due and payable on January 31, 2017.

2.	Pre-Established Terms

All terms and conditions of the Agreement shall remain in full force and effect and apply to this Addendum, unless specifically modified herein.

In Witness Whereof, this Amendment to the Commitment Letter has been duly executed as of the Addendum Effective Date written above.

Borrower:		Lender:

Cachet Financial Solutions, Inc.		Michael Hanson

By:	/s/ Bryan Meier	By:	/s/ Michael Hanson
Its:	Bryan Meier CFO